Exhibit 99.1 INDEPENDENCE CONTRACT DRILLING, INC. ANNOUNCES EFFORTS TO ADDRESS CURRENT MARKET CONDITIONS HOUSTON, TEXAS, April 6, 2020 / PRNewswire/ – INDEPENDENCE CONTRACT DRILLING, INC. (the “Company” or “ICD”) (NYSE: ICD) today provided the following update regarding the Company’s response to current market conditions. Demand for crude oil and related products has fallen dramatically caused by the global response to the COVID-19 pandemic in combination with production increases from OPEC+. These forces have led to a significant deterioration in demand for contract drilling services in the United States which began to impact the Company’s contracted rig count during late first quarter 2020. In response to the current market conditions, the Company has commenced instituting the following steps: • Salary or compensation reductions for substantially all employees of the Company, including all members of executive management; • Suspension of all cash-based incentive compensation, including all members of executive management; • Reducing the number of executive management positions by two; • Reducing the number of directors from seven to five, which is expected to become effective following the Company’s 2020 Annual Meeting of Stockholders; • Annual compensation reductions for directors of the Company; • Reducing direct operating costs in line with activity declines; • Reducing headcount for non-field-based personnel by approximately 40%; • Reducing annual capital expenditure budget by 30%. Anthony Gallegos, President and Chief Executive Officer of the Company, stated “The safety and well being of our employees remains our top priority as we navigate the health threat associated with COVID- 19. To date, the pandemic has not affected our focus or impacted our ability to deliver safe and efficient operations to our customers. Although our first quarter contracted rig count was not materially affected by the pandemic or deteriorating market conditions, we expect operating rig counts for ICD and the industry to decline throughout the second quarter based upon our customers’ rapid reductions in spending in response to deteriorating market conditions. In response to deteriorating market conditions, we have taken various actions to address this lower level of activity, including reducing headcount, salary, and other elements of compensation for all personnel, including executive management and board of directors. For our executive team, compensation reductions range between 40% and 55% of cash compensation depending upon position. On order of magnitude, we expect our actions to result in approximately $5 million of cash reductions to annualized 1 targeted selling general and administrative expense and a reduction in operating costs ranging between $600 and $1,000 per operating day depending upon activity levels. We also have suspended all future capital expenditures except for maintenance-related items for our operating rigs, which we expect will reduce our 2020 capital expenditure budget by 30%.” About Independence Contract Drilling, Inc. Independence Contract Drilling provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad-optimal ShaleDriller® rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com. Forward-Looking Statements This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as "anticipated," "estimated," "expected," "planned," "scheduled," "targeted," "believes," "intends," "objectives," "projects," "strategies" and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling's operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the "Risk Factors" section of the Company’s Annual Report on Form 10-K, filed with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof. INVESTOR CONTACTS: Independence Contract Drilling, Inc. E-mail inquiries to: Investor.relations@icdrilling.com Phone inquiries: (281) 598-1211